HII Technologies, Inc.Announces Revenue Guidance for Third Quarter and Fiscal Year 2013

Oilfield Services company initial guidance for the third quarter ending September 30, 2013 estimated at $3.6 million in consolidated revenues representing an increase of over 720% from the comparable 2012 period (on a pro forma basis)

Houston, Texas, September 23, 2013 —HII Technologies, Inc. (the “Company”), (HIIT), an oilfield services company headquartered in Houston, Texas, with operations in Texas, Oklahoma, Ohio and West Virginia today announced that it has released revenue guidance for its third quarter ending September 30, 2013, currently estimated at $3.6 million, which is an increase of approximately 720% as compared to $438,682 in revenues on a consolidated pro forma basis for the quarter ended September 30, 2012. As AES was acquired by the Company on September 27, 2012, the pro forma revenues of $438 thousand include revenue both before and after the sale for the full third quarter 2012. Additionally, the Company announced its consolidated revenue guidance range of $11 to $12 million for fiscal year 2013, as compared to $1.75 million in actual consolidated revenues for fiscal year 2012.

Mr. Flemming, CEO HII Technologies, stated “The oilfield activity in horizontal drilling and hydraulic fracturing continues to generate strong demand for our services in the markets we operate, including the Eagle Ford Shale, Permian, Granite Wash and the Mississippian Lime.  We believe the Company’s dedicated focus in Water, Power and Safety, and the consistent need by oilfield operators for these services, has HIIT positioned well for future growth”.  Mr. Flemming continued, “Approximately 57% of the rigs operating in the domestic United States are located in Texas and Oklahoma alone, according to a recent Baker Hughes Rig Count report. The Company anticipates continued growth from its focus in these active unconventional reservoir plays.”

Additionally, the Company currently anticipates announcing during the next few months commercialization of technology to enhance our current operations now under test, as well as quarter end financial results, new equipment orders and other updates.

About HII Technologies, Inc.

HII Technologies, Inc. is a Houston, Texas based oilfield services company with operations in Texas, Oklahoma, Ohio and West Virginia. The Company is positioned to take advantage of the significant anticipated growth in horizontal drilling and hydraulic fracturing within the United States' active shale and unconventional "tight oil" plays by deploying oilfield related technologies to enhance the value of services it offers its customers. The Company's frac water supply services subsidiary does business as AES Water Solutions, its onsite oilfield contract safety consultancy does business as AES Safety Services, and its mobile oilfield power subsidiary does business as South Texas Power (STP). HII Technologies' objective is to bring proven technologies to these operating divisions to build a long-term competitive advantage. Read more at www.HIITinc.com, www.AESwatersolutions.com and www.Oilfield-Generators.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on HII Technologies, Inc. (“HII”)'s current expectations, estimates and projections about HII, its industry, its management's beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational and activity expectations, international growth, and anticipated financial performance in 2013. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these "forward-looking statements" are identified by words such as "expects," "believes," "anticipates" and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that HII will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that HII's expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for HII as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in HII's businesses, or could further deteriorate or worsen from the recent market declines, and/or that HII could experience further unexpected declines in activity and demand for its hydraulic frac related water transfer business, its safety consultancy business or its generator and related equipment rental service businesses; risks relating to HII's ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks that HII may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into HII's operations; risks, in responding to changing or declining market conditions, that HII may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in HII's businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that HII may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting HII's ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of HII's control, HII's actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect HII's business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form

10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, HII also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that HII files periodically with the Securities and Exchange Commission.

Source: HII Technologies, Inc.

CONTACT:  Matthew Flemming, HII Technologies, Inc. +1-713-821-3157.